ASSET PURCHASE AGREEMENT

BETWEEN

RELIABILITY INCORPORATED

AND

RELIABILITY POWER, INC.

March 14, 2006

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement"), dated and effective as of March 14, 2006, between Reliability Incorporated, a Texas corporation ("Seller"), and Reliability Power, Inc., a California corporation, which is owned by Jackson Wang, and collectively referred to as Purchaser. ("Purchaser")

WITNESSETH:

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to acquire from Seller, certain assets of Seller; and

WHEREAS, all parties wish to enter into certain agreements;

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

  CERTAIN DEFINITIONS

    Certain Definitions. In addition to terms otherwise defined in this Agreement, as used in this Agreement, the following terms shall have the meanings set forth below:

      "Affiliate" shall mean any person or entity controlling, controlled by or under common control with the named party, and any spouse, child (natural or adopted), sibling, parent or in-law of the named party.

      "Assets" shall mean the assets described in Section 2.01.

      "Devices" shall mean the DC-DC Power Sources manufactured by Seller, as listed on Schedule 1.01(c).

      "Closing" shall mean the closing of the transactions contemplated by this Agreement.

      "Closing Date" shall mean the later of March 14, 2006 or the date that all conditions to Closing of Seller and Purchaser are satisfied.

      "Person" means an individual, corporation, partnership, limited liability company or any other entity.

  PURCHASE AND SALE

    Purchase and Sale of Assets from Seller. Subject to the terms and conditions herein set forth, Seller agrees to sell, convey, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase and pay for, the following assets (collectively, the "Assets"):

      All know-how, whether patentable or not and whether confidential or not, relating to the manufacture, use and sale of the Devices;

      All drawings, engineering writings, specifications, plans, dies, parts lists and specifications, computer programs, designs, technical documentation and molds of Seller for the production of the Devices, and rights to any and all agency approvals for the Devices;

      All rights under purchase orders for components for the Devices, as listed on Schedule 2.01(c);

      All outstanding customer orders for the Devices as of the Closing Date, as listed on Schedule 2.01(d);

      All of Seller's books and records relating to Devices, including customer lists, supplier lists, pricing information, customer files, proposals, marketing files, forecasts and contracts relating to purchase of components, manufacture of Devices and sales;

      All of Seller's equipment, machines, tools, computers used or useful in the production of the Devices wherever located, as listed on Schedule 2.01(f);

      All brochures, catalogues, sales materials, photographs, advertisements, website content; and the like relating to Devices and all copyrights thereon;

      Usage for a period of three (3) years of all trademarks and trade names associated with the Devices, as listed on Schedule 2.01(h), but only in connection with the manufacturing and sale of Devices;

      All goodwill associated with the Assets and the Devices.

    All of the Assets shall be transferred and delivered free and clear of any liens, claims, pledges, security interests, mortgages or encumbrances of any kind.

    Assumed Liabilities. Purchaser agrees to assume and perform Seller's obligations under the outstanding purchase orders listed on Schedule 2.01(c) and the outstanding customer orders for the Devices ("Assumed Obligations").

    Non-Assumption. Except as specifically set out in Section 2.02, Purchaser does not assume and shall not be responsible for any liabilities or obligations of Seller.

    Purchase Price and Payment. The total consideration (the "Purchase Price") for the Assets shall be $200,000.00, payable in cash at closing.

    Closing. The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of Seller in Houston, Texas.

    Inventory. The Assets do not include any of Seller's inventory of Devices ("Inventory"). The Purchaser will purchase certain items of Inventory from the Seller at Closing based on the formula and per cent of standards as specified in Exhibit 1.01. The price for the purchase of Inventory shall be paid in cash at Closing

    Movement of Assets. The Assets are located in Houston, Texas and in San Jose, Costa Rica, as reflected on Schedule 2.01(f). Purchaser shall cause all Assets located in Houston, Texas to be moved to Purchaser's location (at Purchaser's sole cost and expense) within 30 days of Closing. Purchaser shall either cause all Assets in San Jose, Costa Rica to be moved to Purchaser's location (at Purchaser's sole cost and expense) within 30 days of Closing or make other appropriate arrangements with AETech.

  REPRESENTATIONS AND WARRANTIES OF SELLER

  Seller represents and warrants that the following are true and correct as of the date of this Agreement and will be true and correct through the Closing Date as if made on that date:

    Corporate. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has the corporate power and authority to enter into and perform its obligations under this Agreement and to carry on its business as it is now conducted.

    Validity and Authorization. All corporate proceedings required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller have been taken. Seller has the full right, power and authority to enter into this Agreement and consummate the sale of the Assets. This Agreement, and the instruments of transfer with respect to the Assets, constitute, or will constitute when delivered, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

    No Violation. Neither the execution, delivery or performance of this Agreement or other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby, either alone or with other transactions, will (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Seller, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller or the assets of Seller.

    Seller's Title to Assets. Seller is the owner of and has good marketable title to all of the Assets. At Closing, Seller shall convey and deliver the Assets to Purchaser free and clear of any and all claims, liens, encumbrances, mortgages, security interests, conditional sales agreements, charges, leases, equities or restrictions of every kind and nature whatsoever. None of the Assets is owned by any party other than Seller, and Seller owns or has the right to use and sell all of the Assets; none of the Assets is leased or rented. No Person other than Seller has any right to use or exploit the Devices.

    Brokers. Neither Seller nor any party acting on its behalf has agreed to pay any party a commission, finder's fee or similar payment in regard to this Agreement, the sale of the Assets or any matter related hereto, nor has taken any action on which a claim for any such payment could be based.

  REPRESENTATIONS AND WARRANTIES OF PURCHASER

  Purchaser represents and warrants that the following are true and correct as of the date of this Agreement and will be true and correct through the Closing Date as if made on that date:

    Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby.

    Authorization and Validity. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement and each other agreement contemplated hereby has been or will be as of the Closing Date duly executed and delivered by Purchaser and constitutes or will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

    No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby, either alone or with other transactions, will (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the assets of Purchaser.

    Brokers. Neither Purchaser nor any party acting on its behalf has agreed to pay any party a commission, finder's fee or similar payment in regard to this Agreement or the purchase of the Assets or any matter related hereto, nor has taken any action in which a claim for such payment could be based, except for such Persons as will be paid by Purchaser.

  COVENANTS OF SELLER AND PURCHASER

  Seller and Purchaser agree that between the date of this Agreement and the Closing:

    Consummation of Agreement. Seller and Purchaser shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

    Access. Seller shall permit Purchaser and its authorized representatives full access to, and make available for inspection, during reasonable business hours, all of the books and records of Seller related to its power products division, all for the sole purpose of permitting Purchaser to become familiar with the Assets. All such information shall be considered Confidential Information under Section 12.12.

    No Stock Transfers. Purchaser agrees not to purchase or sell any of Seller's common stock until this transaction has been consummated and all necessary Securities and Exchange Commission filings have been made or this Agreement has been terminated, and Seller has made all necessary press releases with respect thereto.

  CONDITIONS PRECEDENT OF PURCHASER

  Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment of each of the following conditions:

    Representations and Warranties. The representations and warranties of Seller contained herein shall have been true and correct when initially made and shall be true and correct in all material respects as of the Closing Date.

    Covenants and Conditions. Seller shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by Seller prior to the Closing Date.

    Proceedings. No action, proceeding or order by any state or federal court or state or federal governmental body or agency or official shall have been threatened in writing, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby or to condemn any of the Assets.

    Closing Deliveries. On the Closing Date, Purchaser shall have received all documents referred to in Section 8.01.

  CONDITIONS PRECEDENT OF SELLER

  Except as may be waived in writing by Seller, the obligations of Seller hereunder are subject to fulfillment of each of the following conditions:

    Representations and Warranties. The representations and warranties of Purchaser contained herein shall have been true and correct when initially made and shall be true and correct in all material respects as of the Closing Date.

    Covenants and Conditions. Purchaser shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

    Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, instituted or entered to restrain the carrying out of the transactions contemplated hereby.

    Closing Deliveries. On the Closing Date, Seller shall have received all documents, referred to in Section 8.02.

  CLOSING DELIVERIES

    Seller Documents. At the Closing, Seller shall deliver to Purchaser the following:

      executed bills of sale conveying the Assets to Purchaser;

      a copy of resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified by the Secretary of Seller as being true and correct copies of the originals thereof subject to no modifications or amendments;

      a certificate of the President or any Vice President of Seller, dated the Closing Date, (i) as to the truth and correctness of the representations and warranties of Seller contained herein on and as of the Closing Date, (ii) as to the performance of and compliance by Seller with all covenants contained herein on and as of the Closing Date and (iii) certifying that all conditions precedent of Seller to the Closing have been satisfied;

      a certificate of the Secretary of Seller certifying as to the incumbency of the officers of Seller and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of Seller.

      Deliveries of Purchaser. At the Closing, Purchaser shall deliver to Seller:

      the Purchase Price, in cash for the Assets;

      the Purchase Price in cash for the Inventory;

      a copy of the resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified by Purchaser's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

      a certificate of the President or any Vice President of Purchaser, dated the Closing Date, (i) as to the truth and correctness of the representations and warranties of Purchaser contained herein on and as of the Closing Date, (ii) as to the performance of and compliance by Purchaser with all covenants contained herein on and as of the Closing Date and (iii) certifying that all conditions precedent of Purchaser to the Closing have been satisfied;

      a certificate of the Secretary of Purchaser certifying as to the incumbency of the officers of Purchaser and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of Purchaser.

  POST CLOSING MATTERS

    Further Instruments of Transfer. Following the Closing, at the request of Purchaser, Seller shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to (i) vest in Purchaser good and marketable title to Assets, and (ii) carry out more effectively the provisions of this Agreement and to establish and protect the rights created in favor of the parties hereunder.

    Cessation of Business. As of the Closing Date, Seller shall cease the manufacture, sale and marketing of the Devices.

    Technical Assistance: For three months after Closing, Seller shall on a reasonable commercial basis continue to employee Mark Zradicka and Marilyn Hansen and furnish them office space, phones, all labor related costs for $17,100 per month. These two employees will work on Purchaser's projects for its benefit. The Seller will bill the Purchaser at the end of each month and the Seller will pay the Buyer within 10 days of the date of the invoice.

  NONCOMPETITION

    Noncompetition. Seller agrees that it will not, and will not permit any of its Affiliates to, either directly or indirectly, through any entity controlling, controlled by or under common control of Seller, own, manage, operate, control, invest in or acquire an interest in, or otherwise engage or participate in any business that manufactures or sells any type of DC-DC Converter that competes with the Devices. Notwithstanding the foregoing, the ownership of not more than 5% of the outstanding stock of a publicly-held company which has shares listed for trading on a securities exchange and registered with the Securities and Exchange Commission shall not constitute a violation of this Section 10.01 so long as neither Seller nor any of its Affiliates has any relationship with such company except passive investment in such stock.

  TERMINATION

    Termination. This Agreement may be terminated:

      at any time prior to the Closing Date, by mutual agreement of all parties;

      at any time prior to the Closing Date, by Seller if any representation or warranty of Purchaser contained in this Agreement is or becomes untrue or breached in any material respect or if Purchaser fails to comply in any material respect with any covenant contained herein;

      at any time prior to the Closing Date, by Purchaser if any representation or warranty of Seller contained in this Agreement is or becomes untrue or breached in any material respect or if Seller fails to comply in any material respect with any covenant contained herein.

    Effect of Termination. In the event of termination of this Agreement under Section 11.01, each party not then in breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

  MISCELLANEOUS

    Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

    Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto.

    Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

    Entire Agreement. The Exhibit and Schedules attached hereto or referenced herein are an integral part of this Agreement and are incorporated herein by this reference for all purposes. This Agreement, the Exhibit and the Schedules constitute the entire agreement of the parties regarding the subject matter hereof and thereof, and supersede any other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any Exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

    Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.

    Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

    Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

    Reference to Agreement. Use of the words "herein," "hereof," "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

    Confidentiality; Publicity and Disclosures. All information that is disclosed or made available by either party to this Agreement to the other party to this Agreement (the "Confidential Information") shall be held in confidence by the other party and shall not be used by such other party or third parties (other than in connection with the purchase of the Assets pursuant to this Agreement) nor disclosed to third parties without the prior written consent of the other party to this Agreement, except in connection with litigation among the parties hereto. Each party shall limit access to the Confidential Information and any information contained in documents evidencing the Confidential Information to such persons who have a need to know the information contained in the documents and Confidential Information, for the purpose of advising such party on the purchase of the Assets pursuant to this Agreement. Each party to this Agreement agrees that such party will insure that all persons to whom it discloses the documents and Confidential Information and the information contained therein shall keep the documents and any Confidential Information contained therein confidential. In the event Purchaser does not purchase the Assets, it shall return to Seller all copies of the documents evidencing the Confidential Information unless otherwise directed by Seller. To the extent that either party is required to disclose the Confidential Information pursuant to the requirements of any legal proceedings, then the other party shall notify the other party within two business days of its knowledge of such legally required disclosure.

    Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' and accountants' fees).

    Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by transmitting the same by facsimile transmission followed by United States mail as aforesaid, or by delivering the same in person. Notice shall be deemed received on the date on which it is hand-delivered, the day after it is transmitted by facsimile, if the facsimile is confirmed, or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

    If to Purchaser: Reliability Incorporated
    16400 Park Row
    Houston, TX 77084
    Fax No. (281) 492-0615
    Attention: Larry Edwards

    If to Seller: Reliability Power, Inc.

    23181 Antonio Parkway

    Santa Margarita, CA 92688

    Fax No. (949) 766-9241

    Attention: Jackson Wang

    Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

    Construction. The terms and provisions of this Agreement shall be interpreted and construed with their usual and customary meanings. The parties to this Agreement waive the application of any rule of law that otherwise would be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions are to be interpreted and construed against the party who (or whose attorney) prepared the Agreement as executed or any earlier draft.

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EXECUTED as of the date and year first above written.

RELIABILITY INCORPORATED

By: /s/ Larry Edwards
Larry Edwards, President

RELIABILITY POWER, INC.

By: /s/ Jackson Wang
Jackson Wang, President

JACKSON WANG

By: /s/ Jackson Wang_______________________

Jackson Wang